Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-170624) on Form S-8 of Northwest Bancshares, Inc., of our report dated June 27, 2024, relating to our audit of the financial statements and supplemental schedule of the Northwest Bank 401(k) Plan, which appears in this Annual Report on Form 11-K of the Northwest Bank 401(k) Plan for the year ended December 31, 2023.

/s/ Freed Maxick CPAs, P.C.

Buffalo, New York
June 27, 2024